                                                                    Exhibit 10.8

                       THIRD AMENDMENT TO LEASE AGREEMENT
                       ----------------------------------

         This agreement made this 4 day of March, 2004 by and between Macken Associates, a California Limited Partnership (hereinafter referred to as "Lessor"), and Deposition Sciences, Inc., an Ohio Corporation (hereinafter referred to as "Lessee").

                                    RECITALS:

                  The parties hereto entered into a written lease agreement of certain real property commonly known as 3300 Coffey Lane in Santa Rosa, Sonoma County, California which is more particularly described in the legal description attached as Exhibit "A" of said Lease property ("Lease Agreement"). The Lease was amended on April 16, 2001 and again on June 20, 2001 (the "Amendments"). The Lease Agreement and the Amendments are collectively referred to herein as the "Lease". The Lease remains in full force and effect and neither party has declared default as to the other party. Any capitalized terms not defined herein shall have the meaning set forth in the Lease.
                  The parties wish to further modify certain provisions of the Lease for a period of time commencing March 16, 2004 through March 15, 2006.

                                    AGREEMENT

         Now, therefore, it is mutually agreed as follows:

         1. Section 3.2.1 is hereby added to the Lease to read as follows:

         Section 3.2.1 Temporary Base Rent. Notwithstanding the provisions of 3.2, the Base Rent for the twenty four month period beginning March 16, 2004 and ending March 15, 2006 shall be $89,000 per month commencing March 16, 2004, with no increase during said twenty four month period.

         The Third Amendment to the Lease Agreement will expire on March 15, 2006. Commencing March 16, 2006, and for so long as the Lease remains in effect, the Base Rate shall be as set forth in the Lease, as if not modified by the this
Section 3.2.1.

         2. Except as herein and expressly otherwise expressly provided, all the terms, conditions, and covenants of the Lease, as amended, shall be and remain in full force and effect.

Macken Associates                          Deposition Sciences, Inc.

By /s/ John Macken                         By /s/ Leroy A. Bartolomei
   ---------------                                ---------------------
Name: John Macken                          Name: Leroy A. Bartolomei
Its: General Partner                       Its: President


         Subject to the terms and conditions of the Subordination, Attornment, and Nondisturbance Agreement dated June 15, 2001, between Washington Mutual Bank, FA, Macken Associates and Deposition Sciences, Inc., Washington Mutual Bank, FA acknowledges and approves the foregoing Third Amendment to Lease Agreement as of this 9th day of August, 2004

Washington Mutual Bank, FA

By: /s/ Troy Applegate
    ----------------------
Name: Troy Applegate
     ---------------------
Its: Senior Vice President
     ---------------------











                                    Page 2 of 2